Exhibit 10.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

SEKO LOGISTICS
MASTER SERVICES AGREEMENT

This MASTER SERVICES AGREEMENT (this “Agreement”), is made and entered into this 12thday of February, 2021 (the “Effective Date”), by and between SEKO WORLDWIDE, LLC, a Delaware limited liability company, with offices located at 1100 Arlington Heights Road, Suite 600, Itasca, Illinois (“SEKO” or “Company”) and Nuvo Group USA Inc., a Delaware company, with offices located at 252 Nassau Street 2nd Floor Princeton, NJ 08542 (“Shipper” or “Customer”). SEKO and Shipper are together referred to as the “Parties,” or individually as the “Party.”

The Parties hereby agree as follows:

1.  Services and Rates. SEKO shall provide the services described on the applicable statement of work (“Services”) at the rates set forth therein, which shall be substantially in the form attached hereto as Exhibit A (as may be amended from time to time by mutual agreement of the Parties) (each, a “Statement of Work”).

2.  Payment. In consideration for the Services, Shipper shall pay SEKO the amounts set forth under Exhibit A. SEKO shall invoice Shipper promptly upon the performance of services and/or delivery of freight, and payment of each invoice shall be made by Shipper within thirty (30) days after the invoice delivery date.

3.  Terms and Conditions. SEKO’s terms and conditions are set forth on Exhibit B, attached hereto and incorporated herein by reference (the “Terms and Conditions”).

4.  Term and Termination. The term of this Agreement shall be for a period of two (2) years from the Effective Date (the “Initial Term”), and shall continue thereafter on a [***] basis (each, a “Renewal Term”, and together with the Initial Term, the “Term”) until ninety (90) days prior notice of termination is provided at any time during the Term by either Party to the other Party. Either Party may terminate this Agreement at any time, if the other Party is in material breach with respect to any provision of this Agreement and such breach continues uncured for a period of [***] days after receipt of written notice thereof from the non-breaching Party. If this Agreement terminates for any reason, Sections 4, 5, 6, and 8 through 20 shall survive such termination. Upon termination of this Agreement and/or as otherwise requested by Shipper and pending all payments due and owing to SEKO have been rendered in full, SEKO shall discontinue all further Services and shall promptly return to the Company all of the Shipper’s products (and related documentation) in its and the end users (received Shipper’s products by SEKO) possession and any and all tangible property representing intellectual property rights and/or any such tangible property divulged by the Shipper and all copies thereof and shall delete any such disclosed information held by it in electronic form, if any. Further, upon termination of this Agreement and/or as otherwise requested by Shipper, SEKO shall promptly deliver to Shipper all Confidential Information (as defined below) and any and all copies thereof, in whatever form, that had been furnished to SEKO, prepared thereby and/or came to its possession in any manner whatsoever, during and in the course of its performance of this Agreement, and shall not retain and/or make copies thereof in whatever form. Notwithstanding the foregoing, SEKO may retain one (1) copy of Confidential Information necessary to comply with legal or regulatory requirements applicable to SEKO’s pre-existing internal document retention policy, provided that such retained copy shall remain subject to the confidentiality obligations under this Agreement.

5.  Representations; Registrations; Equipment and Personnel. SEKO represents and warrants that (a) it is duly registered and licensed with all necessary governmental authorities, (b) its subcontractors provide equipment which complies with U.S. Department of Transportation standards, (c) it includes as part of its qualification process for its new subcontractors, and renewal process with its existing subcontractors, a commitment to obtain, review, and take reasonable actions to perform pre-employment drug testing and criminal background checks of all drivers and/or passengers that provide delivery services, to the extent permitted by law, (d) it shall ensure that its subcontractors fully comply with the terms of this Agreement and in any event shall remain liable, to its subcontractors acts and/or omissions under this Agreement, (e) it is free to provide Shipper with the Services, upon the terms contained in this Agreement and there are no contracts and/or restrictive covenants preventing full performance of SEKO’s duties and obligations under this Agreement, (f) it has the requisite technical and professional knowledge, know-how, expertise, skills, talent and experience required in order to perform the Services in a professional and efficient manner, (g) in the performance of the Services, it will fully comply with all applicable laws, regulations and ordinances; and (h) it will perform its duties and obligations under this Agreement with the highest degree and in accordance with current industry standards of professionalism and to the full satisfaction of Shipper.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

6.  Confidentiality. As used herein, the term “Confidential Information” means confidential information relating to the business, technology, operations and financial condition of a Party. During the Term and for [***] from the date of termination or expiration of this Agreement, and in the case of Confidential Information that constitutes a trade secret under applicable law for so long as such Confidential Information remains a trade secret, the Party receiving such Confidential Information will not disclose such Confidential Information except as permitted herein, and that Party shall exercise the same degree of care to avoid disclosure of such Confidential Information as it employs with respect to its own confidential information of similar nature, but not less than reasonable care. The receiving Party will not disclose, publish or disseminate Confidential Information to a third party other than those of its employees and consultants with a need to know such in connection with this Agreement, and further agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication or dissemination of Confidential Information, ensure that such receiving Party’s employees and consultants fully perform the duties and obligations hereunder and in any event, the receiving Party shall remain liable at all times for any acts and/or omissions of its employees and consultants with respect to the disclosing Party’s Confidential Information. Confidential Information does not include such information that: [***]. In addition, if the recipient receives a subpoena or other process demanding the disclosing Party’s Confidential Information, the recipient may comply with the demand, in which case the recipient shall inform the disclosing Party and allow the disclosing Party reasonable time to seek a protective order. Without derogating from any other remedies available under applicable law or agreement, either Party shall be entitled to obtain an injunction restraining any violation, further violation or threatened violation of the obligations set forth in this Section.

7.  Insurance. Each Party shall maintain commercial general liability insurance including premises or operations, broad form property damage, covering its obligations hereunder for bodily injury and property damage, with a combined single limit of not less than [***] per occurrence. In addition, SEKO shall maintain workers’ compensation insurance in statutory amounts covering SEKO and its employees, and cargo liability insurance, and Shipper shall maintain, during the term of this Agreement, product liability insurance in an amount not less than [***] on a per occurrence basis. All policies will provide that such coverage under these policies will not be canceled or materially changed without at least thirty (30) days prior written notice to the other Party.

8.  Shipper’s Returns. In the event that SEKO handles shipments being returned to Shipper by consignee, SEKO shall not be liable for any claims for shipments (a) which have been previously unpackaged by consignee and are no longer in their original sealed condition; or (b) where SEKO did not deliver the original shipment to consignee.

9.  Indemnification. Each Party agrees to indemnify, defend and hold harmless the other Party and its officers, directors, employees, successors and assigns, from any and all losses, liabilities, damages and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties) arising from, in connection with, or based on (a) a third party claim related personal injury, death or property damage (excluding Cargo claims) due to the indemnifying Party’s (or anyone acting on its behalf) negligence and/or willful misconduct; and (b) where SEKO is the indemnifying Party, a third party claim related to the Services and/or the breach of any representation or warranty made by SEKO under this Agreement and/or SEKO’s interaction and/or relationship with any Customer’s end user or other third party. The indemnified Party shall: (i) give the indemnifying Party prompt written notice of any such claim made against it; (ii) grant the indemnifying Party majority control of the defense of any such claim, suit or proceeding, including appeals, negotiations and any settlement or compromise thereof, except that the indemnifying Party will not enter into any settlement that affects the indemnified Party’s rights or interest without the indemnified Party’s prior written approval; (iii) at the indemnifying Party’s expense, provide such information and assistance in the defense of such claim as reasonably requested by the indemnifying Party; and (iv) not make any public statement related to the claim during its pendency, absent the indemnifying Party’s prior written consent, or prejudice to the indemnifying Party’s defense of the claim.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

10. NO CONSEQUENTIAL DAMAGES. In no event, whether as a result of breach of either Parties duties, negligence liability without fault or any other legal theory or basis, shall either Party be liable for any special, incidental, consequential, statutory or punitive damages, including but not limited to, loss of profits or loss of market, loss of income, damages arising from loss, punitive damages, wrong delivery, damages to property, loss of use of Goods cost of substituted Goods, whether or not said Party had knowledge that such damages or losses might occur

11. Notices. All notices and other communications required hereunder shall be in writing and deemed to have been given when: (a) personally delivered, (b) one business day after delivery to a nationally recognized overnight courier service for next business day delivery, (c) three days after being mailed by certified mail, return receipt requested, postage prepaid, or (d) when directed to an electronic mail address, addressed as follows:

If to Shipper:	Nuvo Group USA Inc. 252 Nassau Street 2nd Floor Princeton, NJ 08542 Attention: Oren Oz, CEO Email: [***]

If to SEKO:	SEKO Worldwide, LLC 1100 Arlington Heights Rd., Suite 600 Itasca, IL 60143 Attn: Vice President, Legal Email: [***]

A Party hereto may specify a different address by notice to other Party.

12.  Assignment. Neither this Agreement nor any of the rights, duties, or obligations of either Party hereunder may be assigned or delegated (by operation of law or otherwise) except with the prior written consent of the other Party. Any attempted assignment that does not comply with this Section shall be null and void. Nothing in this Agreement shall prohibit either Party from assigning its rights under this agreement to a successor or assignee of assets of business, or to any affiliate or party under common ownership or control.

13.  Interpretation and Severability. In the event of a conflict between any Exhibit and this Agreement, this Agreement shall control. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement, and shall negotiate in good faith to so add, a provision to effect, as closely as possible, the original intent of the Parties hereto.

14.  Non-Waiver. Any waiver of any provisions or conditions of this Agreement shall not be construed or deemed to be a waiver of any other provisions or conditions of this Agreement, nor a waiver of a subsequent breach of the same provision or condition, unless such waiver is expressed in writing by the Party to be bound.

15.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New-York, without giving effect to choice of law doctrines. The jurisdiction and venue for any dispute arising with respect to this Agreement shall be exclusively in New-York County, New-York, except that either Party may seek injunctive, equitable or similar relief from any court of competent jurisdiction.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

16.  Entire Agreement. This Agreement, together with each Statement of Work and the Exhibits attached hereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof. In the event of contradiction between the Agreement and any of its Exhibits, this Agreement shall prevail.

17.  Counterparts. This Agreement may be executed in one or more counterparts and delivered by facsimile or e-mail, any and all of which shall constitute one and the same instrument.

18.  Headings. Section headings used in this Agreement have no legal significance and are used solely for convenience of reference.

19.  Non-Exclusivity. This Agreement is not, and will not be construed as, exclusive and shall not limit Shipper from engaging the services of any third party, which are equal or similar to the Services rendered hereunder by SEKO.

20.  Status of Parties. It is hereby clarified that SEKO is an independent contractor of the Shipper under this Agreement and nothing herein shall be construed to create an employer/employee relationship. Neither SEKO nor anyone on its behalf is entitled to any of the benefits or rights to which employees of the Shipper are entitled, and SEKO shall be solely responsible for all of its employees and its labor costs and expenses arising in connection therewith.

IN WITNESS WHEREOF, the Parties have caused this Master Services Agreement, the “Agreement” to be duly executed on the day and year first set forth above.

SHIPPER:		SEKO:

NUVO GROUP USA INC.		SEKO WORLDWIDE, LLC

By:	/s/ Oren Oz	By	/s/ Authorized Signatory

Print Name:	Oren Oz	Print Name:	[***]

Title:	Founder & CEO	Title:	Chief Financial Officer

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

EXHIBIT A
STATEMENT OF WORK

[***]

[***]

[***].

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

EXHIBIT B
TERMS AND CONDITIONS

SEKO Worldwide, LLC
Terms and Conditions for Warehousing & Storage Services

1.  Agreement to Terms and Conditions. It is agreed that Company’s Warehouse Receipt Terms and Conditions shall govern the dealings between Company and Customer for all warehousing and storage services. In the event of any conflict the terms as printed herein shall control. It is expressly understood that this Warehouse Receipt does not cover or apply to any rights, obligations, terms or conditions of the freight forwarding, customs brokerage or other services that Company has provided or may provide to the Customer; and that those separate services shall be governed by their respective Terms and Conditions which are provided separately and are posted on the above referenced website.

2. Definitions. As used in this Warehouse Receipt:

a. “Company” shall have the meaning ascribed to it under the Agreement;

b. “Customer” shall have the meaning ascribed to it under the Agreement; and

c.  “Goods” means the property tendered to Company by Customer for which Company has agreed to store pursuant to this Warehouse Receipt.

3.  Ownership of Goods. Customer warrants that it is the lawful owner and/or has lawful possession of the Goods tendered for storage. Customer warrants that it has sole legal rights to store Goods tendered, to release Goods, and to instruct Company regarding delivery or disposition of the Goods. Customer agrees to notify all parties acquiring any interest in the Goods of the terms and conditions of this Warehouse Receipt and further agrees to indemnify and hold Company harmless from any claim by third parties relating to the ownership or other rights in the Goods. Such indemnification shall include reasonable legal fees or costs actually incurred from any claim by a third party. For the avoidance of doubt, Customer is and shall remain the sole and exclusive owner of the Goods.

4. Storage.

a.  Pursuant to the terms and conditions of this Warehouse Receipt, Company agrees to receive, store, release and renew [***] the Goods in accordance with Customer’s reasonable instructions, standard operating procedures and as further specified under the Statement of Work.

b.  If Company determines that the original palletization of Goods must be broken down for storage purposes, Company shall be authorized to break down the pallets without further notice required to Customer.

c.  Storage Location. Company will store the Goods at its discretion at any one or more buildings at Company’s warehouse location identified on the front side of this Warehouse Receipt. The identification of any specific location with the Company’s warehouse complex does not guarantee that Goods shall be stored therein. Upon ten (10) days prior notice provided to Customer, Company may at its own expense, remove Goods to any other warehouse complex operated by Company. For the avoidance of doubt, any storage location will meet Customer’s storage requirements and conditions, as indicated within the SOW document, and will be labeled as Customer’s storage location.

d.  Company may provide additional services to Customer as requested and as agreed. Additional handling charges which will be mutually agreed upon in advance, will apply whenever Goods are pulled for distribution or release, whenever physical inventories are requested by Customer, and whenever additional services are requested that are not explicitly included under the Statement of Work and in the monthly storage charge quoted to Customer. Such additional charges, as will be approved in advance by Customer, will be provided to Customer and will be invoiced to Customer in addition to any storage charges due.

5.  Termination of Storage. Company reserves the right to terminate storage and to require the removal of the Goods, or any portion thereof, by giving Customer [***] advance written notice. Customer shall be responsible for payment of all charges attributable to said Goods within the stated period and for removing the Goods from the warehouse upon payment of all charges. If the Goods are not so removed, Company may exercise its rights under applicable law.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

6. Customer’s Warranties & Tender for Storage.

a.  Customer warrants that the Goods, upon delivery, are properly marked, packaged, labeled and classified for handling and are fit for storage and any transportation as may be required. Company will not accept Goods that are not properly packaged or which, in the reasonable opinion of Company, are not suitable for movement or storage within the warehouse.

b.  Customer shall furnish at or prior to delivery, a manifest showing marks, brands or sizes to be accounted for separately and the class of storage desired, if applicable.

c.  [***].

d.  Hazardous Materials. Unless otherwise made known to Company in writing and accepted by Company, Customer warrants that the Goods are not considered hazardous materials and/or dangerous goods at the time the Goods are tendered to Company. If hazardous materials and/or dangerous goods are tendered for storage and accepted by the Company, a notation shall be so made on the face of this Warehouse Receipt. Customer warrants that the Goods shall be limited to the permissible materials and quantities in the then current regulations, and agrees to properly classify the Goods, to accurately describe the Goods, and to provide Company with all necessary or useful information for the safe storage and handling of the Goods including but not limited to, whenever applicable, Material Safety Data Sheets and/or Product Safety Data Sheets. If Customer breaches any of the foregoing warranties related to tender of hazardous materials or dangerous goods, or otherwise delivers any such unfit Goods to Company, Company shall be entitled to exercise all available remedies [***]. In the event of the foregoing breach of Customer warranties, Customer shall be liable for all expenses costs, losses, damages, fines, penalties or other expenses of any sort incurred by Company in connection with the removal, or destruction, or handling of the Goods and shall indemnify Company against all amounts, liabilities, claims, or damages arising in connection with the Goods.

e.  For all Goods tendered for storage, Customer shall supply such information and documents as are necessary to comply with all laws, rules and regulations. For all Goods, Customer shall provide to Company all documents or information necessary or useful for the safe and proper warehousing, handling, storage, and transportation (if any) of the Goods.

f.  Each party warrants its compliance with all applicable laws, rules, and regulations including but not limited to customs laws, import and export laws, as well as with the U.S. Foreign Corrupt Practices Act and similar laws related to anti-corruption and anti-bribery.

7.  Payment Terms & Collection Expenses. Warehousing and storage accounts are due and payable [***], in advance. Company will issue the [***] statement, in advance to Customer and Customer shall pay Company within 30 days of the invoice date unless otherwise agreed by the Parties in writing. All invoices not paid within [***] of invoice date will be subject to a late fee of [***], or the maximum rate then allowable pursuant to applicable law.

8.  Lien Rights. Company agrees to waive its general lien on the Goods tendered by Customer pending Customer will furnish to Company a deposit in the amount of [***] for the warehouse located in Oakdale PA. The deposit must be maintained at all times. If at any time during the term of the Agreement or while Customer product remains within Company’s warehouse, amounts due to SEKO are unpaid for [***] or more, the Company may draw upon the deposit to apply to open invoices. If this occurs, Customer will act to replenish the deposit amount within [***]. It is further agreed that Customer shall at all times during the Agreement keep three (3) months’ average spend on deposit with the Company. If at any time during the Agreement the average spend for Customer exceeds the amount of the deposit by [***] or more, Customer shall increase the amount on deposit accordingly. Upon Customer vacating the warehouse, such deposit for that warehouse shall be returned to Customer within [***] of vacating and any amounts under such deposit may be applied to any outstanding invoices with the remainder being returned to Customer in accordance with the terms of this Agreement. If at any point in time deposit amounts are not maintained and invoices remain, unpaid for [***] after Company’s demand for payment, Company reserves the right to withhold services until outstanding amounts are paid and deposit amounts restored.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

9. Liability.

a.  Company shall not be liable for any loss or destruction of or damage to the Goods, however caused, unless such loss, damage or destruction resulted from Company’s failure to exercise such care in regard to the Goods as a reasonably careful person would exercise under like circumstances. Company is not liable for damages which could not have been avoided by the exercise of such care. Company and Customer agree that Company’s duty of care referred to herein shall not extend to providing a sprinkler system at the warehouse complex or any portion thereof. Warehouse liability consider also for damage to company’s goods while processing it’s goods within the warehouse (e.g. during packaging or cleaning the goods between shipments).

b. In no event shall Company be liable for any loss or damage caused by:

i.  Acts of God; public authorities acting with actual or apparent authority; strikes; labor disputes; weather; civil commotions; hazards incident to a state of war; acts of terrorism; acts or omissions of customs or quarantine officials; inherent vice of the goods; perishable qualities of the merchandise; fires; frost or change of weather; sprinkler leakage; floods; wind; storm; moths; public enemies; or other causes beyond its control;

ii.  fragile articles injured or broken, unless packed by Company’s employees and unpacked by them at the time of delivery;

iii. concealed damage, or for losses incurred due to the concealed damage of the Goods; and

b1. In no event shall Shipper by liable for loss or damage caused by acts of God; public authorities acting with actual or apparent authority; strikes; labor disputes; weather; civil commotions; hazards incident to a state of war; acts of terrorism; acts or omissions of customs or quarantine officials; inherent vice of the goods; perishable qualities of the merchandise; fires; frost or change of weather; sprinkler leakage; floods; wind; storm; moths; public enemies; or other causes beyond its control.

c.  Monetary Maximum Liability: In the event of loss or damage to the Goods for which Company is legally liable, Company’s liability shall be limited to actual value of the Goods and including all payments made by Customer to Company under the Agreement. Notwithstanding the foregoing, the Company’s Maximum liability based upon a minimum of [***] from Customer to Company in any calendar year, shall not exceed [***] per calendar quarter.

d. In no event shall Company be responsible for loss or damage to documents, stamps, securities, artwork, heirlooms, jewelry or other articles of high and unusual value unless a special agreement in writing is made between Company and Customer with respect to such articles.

10.  Optional Insurance Offering. Company does not insure the Goods while in storage and the storage rates or charges billed to Customer do not include any insurance on the Goods. The Goods will therefore not be insured for any loss or damage, and the limitation of Liability set forth in paragraph 9 shall apply in all circumstances where Company is legally liable for such loss or damage, unless the Customer has requested in writing that Company obtain insurance for the Customer’s benefit, and the Customer has paid the required premium to Company for such additional insurance. Except as provided above, Company will not obtain insurance on the Goods for Customer’s benefit while the Goods are being stored at Company’s facility.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

11.  Temperature or Humidity Controlled Storage. Unless specifically agreed to in writing as part of the SOW, Company shall not be responsible for storage of the Goods in a temperature or humidity controlled environment. Customer knowingly accepts that the Goods will be warehoused in a non-temperature/humidity controlled environment. Company will not be responsible for any loss or damage to the Goods that result from fluctuations in temperature range or in humidity levels of the warehouse. Company will furthermore not be responsible for losses or damages incurred to Perishable Goods, unless otherwise agreed to in writing prior to tender of the Goods for storage.

12.  Inspection & Security. All shipments are subject to inspection by Company; by Company’s Carriers for any transportation services provided, if any; and by any duly authorized government or regulatory entities, including but not limited to the U.S. Transportation Security Administration, U.S. Customs and Border Protection, and like entities. Notwithstanding the foregoing right to inspect shipments, Company is not obligated to perform such inspection except as mandated by law. Further, Company reserves the right to reject any shipment that it deems unfit for transport, or for storage under this Warehouse Receipt, after inspection, if it found reasonable criteria for such rejection, according to predefined criteria which were agreed to by both parties. Company shall notify Customer in writing, detailing the reasons for such rejection and the parties shall negotiate in good faith how to handle such rejected shipment.

13. Notice of Claim and Filing of Suit.

a.  Company shall not be liable for any transportation or warehouse handling claim whatsoever for any loss, damage, or destruction of the Goods unless it is timely filed, in writing, within a maximum of [***] after Customer knew, or should have known by the exercise of reasonable care, of such loss or damage.

b.  Time Bar. Any lawsuit or other claim against Company with respect to the Goods shall be forever waived unless commenced within [***] after Customer knew, or should have known by the exercise of reasonable care, about such loss or damage.

14.  Notices. All written notices herein may be transmitted by any commercially reasonable means of communication providing delivery receipt to the sender, and shall be directed to Company and Customer at the address set forth on the front side of the Warehouse Receipt, unless otherwise instructed by either party in writing.

15.  Governing Law. This Warehouse Receipt shall be governed by the laws of the State where the Company’s warehouse is located, as identified on the face of the Warehouse Receipt, without reference to its conflict of laws principles.

16.  General. This Warehouse Receipt constitutes the entire understanding between Customer and Company regarding the storage of the Goods and services provided. This Warehouse Receipt supersedes all prior or contemporaneous verbal or written negotiations, statements, representations, or agreements. This Warehouse Receipt may not be modified except for a written agreement between Customer and an officer of Company. If any section or portion of this Warehouse Receipt is held by any court to be illegal or unenforceable it shall not affect the legality or enforceability of the remaining provisions or terms and conditions herein. Company’s failure to insist upon strict compliance with any provision of this Warehouse Receipt shall not constitute a waiver or estoppel to later demand strict compliance thereof and shall not constitute a waiver of or estoppel to insist upon strict compliance with all other provisions of this Warehouse Receipt.

17.  Headings Not Binding. The use of headings in this Warehouse Receipt are for ease of reference only. Headings shall have no effect and are not considered to be part of or a term of these Warehouse Receipt Terms and Conditions.